Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-226985) and Form F-3 (File No. 333-291900 and 333-289065) of our report dated September 30, 2026, relating to the consolidated financial statements of Dogness (International) Corporation and subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended June 30, 2026.

/s/ Assentsure PAC

Singapore

September 30, 2026